Exhibit 99.1

Digital Currency Group Announces $250 Million Share Repurchase Program for

Grayscale Litecoin Trust (OTCQX: LTCN), Grayscale Horizen Trust (OTCQX: HZEN), Grayscale Zcash Trust (OTCQX: ZCSH), and other Grayscale Products

New York, March 2, 2022 (GLOBE NEWSWIRE) – Digital Currency Group, Inc. (“DCG”), the parent company of Grayscale Investments, LLC, announced that its Board of Directors has authorized a share repurchase program by DCG of (i) up to $30 million worth of shares of Grayscale Litecoin Trust (OTCQX: LTCN), (ii) up to $10 million worth of shares of Grayscale Horizen Trust (OTCQX: HZEN), (iii) up to $10 million worth of shares of Grayscale Zcash Trust (OTCQX: ZCSH), and (iv) up to an aggregate total of $200 million worth of shares of any of the other six publicly quoted Grayscale products (Grayscale Bitcoin Cash Trust (OTCQX: BCHG), Grayscale Bitcoin Trust (OTCQX: GBTC), Grayscale Digital Large Cap Fund (OTCQX: GDLC), Grayscale Ethereum Classic Trust (OTCQX: ETCG), Grayscale Ethereum Trust (OTCQX: ETHE), and/or Grayscale Stellar Lumens Trust (OTCQX: GXLM)). This increases DCG’s previously approved authorizations for DCG to purchase shares of GBTC and ETCG, of which DCG respectively has $301.3 million and $4.5 million in authorized share repurchases remaining. DCG plans to use cash on hand to fund the purchases and will make the purchases on the open market, at management’s discretion, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”).

The share purchase authorization does not obligate DCG to acquire any specific number of shares in any period, and may be expanded, extended, modified, or discontinued at any time. The actual timing, amount and value of share purchases will depend entirely upon a number of factors, including the levels of cash available, price, and prevailing market conditions. Information regarding stock purchases will be available in the applicable periodic reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q as required by the applicable rules of the Exchange Act.

About Digital Currency Group

Founded in 2015, DCG is the most active investor in the blockchain sector, with a mission to accelerate the development of a better financial system through the proliferation of digital assets and blockchain technology. Today, DCG sits at the epicenter of the industry, backing more than 200 blockchain-related companies in over 35 countries. DCG also invests directly in digital currencies and other digital assets. In addition to its investment portfolio, DCG is the parent company of Genesis (a global digital asset prime brokerage), Grayscale Investments (the largest digital currency asset manager), CoinDesk (a leading financial media, data, and information company), Foundry (a leader in bitcoin mining and staking), Luno (a leading cryptocurrency platform with a large international footprint) and TradeBlock (a leading provider of tools and data for institutional cryptocurrency traders).

About Grayscale Investments®

Grayscale enables investors to access the digital economy through a family of secure, compliant, and future-forward investment products. Founded in 2013, Grayscale has a proven track record and unrivaled expertise as the world’s largest digital currency asset manager. Investors, advisors, and allocators turn to Grayscale’s private placements, public quotations, and ETFs for exposure to both single asset, diversified, and thematic investment products. Grayscale products are distributed by Genesis Global Trading, Inc. (Member FINRA/SIPC, MSRB Registered) or Foreside Fund Services, LLC. For more information, please follow @Grayscale or visit grayscale.com.

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This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including information regarding purchases by DCG of shares of LTCN, ZCSH, HZEN, GBTC, ETHE, GDLC, ETCG, BCHG, and/or GXLM. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and may contain words such as “expect,” “will,” “believe” or “plan.” By their nature, forward-looking statements address matters that are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of LTCN, ZCSH, HZEN, GBTC, ETHE, GDLC, ETCG, BCHG, and/or GXLM common shares; changes to the discount or premium to the net asset value of the publicly quoted Grayscale products; adverse developments affecting either or both prices and trading of exchange-traded securities, or securities quoted on the OTCQX; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of DCG. These uncertainties may cause actual future events to be materially different than those expressed in our forward-looking statements, including with respect to the duration of the purchase program. We do not undertake to update our forward-looking statements.